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                                                                    Exhibit 4.14

                           ASSET ALLIANCE CORPORATION

               Form of Series B Subordinated Convertible Debenture
                               due April 30, 2003

                                                                   $______(U.S.)
                                                                    ______, 1998

            ASSET ALLIANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("AAC" or the "Company," which term includes any successor entity), for value received promises to pay to _________ or assigns (the "Holder"), the principal sum of ___________________, on April 30, 2003 (the "Principal Payment Date"), in accordance with and subject to the terms hereof, upon presentment and surrender of this Debenture (the "Debenture"), or on such other date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof.

            See Article 10 for certain definitions.

            1. Payment of Interest. The Company promises to pay interest on the unpaid principal amount hereof (computed on the basis of twelve, 30-day months and the actual number of days involved for partial months), for each Interest Period, until the principal thereof is paid as provided herein, at the interest rate per annum equal to [(i) one-half interest rate on 2 year Treasury notes on the Business Day immediately preceding the Closing Date under the Purchase Agreement + (ii) .25%] ([ ]%) (the "Interest Rate"), subject to adjustment as provided herein and to the other terms hereof.

            The Company shall pay interest at the close of business on October 31, 1998, April 30, 1999 and each October 31 and April 30 thereafter (or, if such day is not a Business Day, on the next succeeding Business Day) (each an "Interest Payment Date") until the principal thereof is paid as provided herein. Interest payable on any Interest Payment Date shall accrue from and including the immediately preceding Interest Payment Date (or the date of original issue in the case of the first Interest Payment Date) to and excluding such Interest Payment Date. Notwithstanding anything to the contrary contained in this Debenture, AAC shall have no right to pay any of the principal or interest on the Debenture in Common Stock or equity of a related party (it being understood that no conversion of the Debenture or any portion thereof shall constitute any such right).
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            2. Method of Payment. The Company shall pay interest on this
Debenture to the Holder on each Interest Payment Date, notwithstanding any transfer or exchange subsequent to such Interest Payment Date and prior to the next succeeding Interest Payment Date. Unless the Company agrees in writing with the Holder to a different method of payment, (a) the Holder must surrender this Debenture to the Company to collect payments of principal and (b) payments of principal and interest shall be made by wire transfer to an account designated by the Holder. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

            3. Subordination

            3.1 The payment of the principal of and interest on this Debenture (including without limitation any payment by the Company in accordance with Section 7.10 hereof) is expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein) to the extent and in the manner provided for in this Section 3. For purposes hereof, "Senior Indebtedness" shall mean the principal of, premium, if any, and interest on (a) all indebtedness (including any extension, renewal and refunding thereof) for money now or hereafter borrowed by the Company for the corporate benefit of the Company or any member of the Company Group (as defined herein), and (b) indebtedness (including any extension, renewal and refunding thereof) for money now or hereafter borrowed by any Person to the extent such indebtedness is borrowed for the corporate benefit of the Company or any member of the Company Group and guaranteed, directly or indirectly, by the Company, unless, in any case, by the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is not superior in right of payment to this Debenture. For purposes hereof, the "Company Group" shall mean the Company, all direct and indirect parents and subsidiaries of the Company and all entities in which the Company has a direct or indirect equity ownership interest.

            3.2 Upon the acceleration (and for so long as such acceleration is unwaived or uncured and continues to exist), pursuant to the terms thereof, of the maturity of any Senior Indebtedness or any distribution of assets of the Company pursuant to any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, the holders of all Senior Indebtedness shall first be entitled to receive any payment in full of all of the Senior Indebtedness before the Holder becomes entitled to receive any payment upon the principal of or interest on the indebtedness evidenced by this Debenture (including without limitation any payment by the Company in accordance with Section 7.10 hereof); and upon the occurrence of any of the above-described events, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any


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other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at any time be outstanding) to which the Holder would be paid (if not for the provisions of this Section 3) by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, shall be paid directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            3.3 No payment of, or on account of, principal or interest on this Debenture (including without limitation any payment by the Company in accordance with Section 7.10 hereof) shall be made if any unwaived or uncured event of default in respect of any Senior Indebtedness has occurred and is then continuing. No payment of, or on account of, principal of or interest on this Debenture (including without limitation any payment by the Company in accordance with Section 7.10 hereof) shall be made, either directly or indirectly, by the Company, if, at the time of such payment or purchase, or immediately after giving effect thereto, there shall be an unwaived or uncured event of default under any Senior Indebtedness, unless simultaneously with making such payment, full payment of amounts which are, or with the lapse of time or the giving of notice or both would become, due as a result of such default has been made. Nothing contained herein shall be deemed to preclude or prohibit the Company from making any payment of principal or interest under this Debenture at a time when such an event of default is not continuing or would not result from such payment.

            3.4 In the event any direct or indirect payment or distribution of principal or interest (including without limitation any payment by the Company in accordance with Section 7.10 hereof) shall be received by the holder of this Debenture in contravention of the provisions of this Section 3, then such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness and shall be paid over by the holder of this Debenture in the same manner as provided in Section 3.2.

            3.5 Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the right of holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on this Debenture shall be paid in full and no payments or distributions to the holders of Senior Indebtedness pursuant to the provisions of this Section 3 which otherwise would have been made to the Holder (or its assigns) shall, as between the Company, its creditors other than the holders of the Senior Indebtedness, and the Holder, be deemed to be


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a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Section 3 are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Section 3 or elsewhere in this Debenture is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Company which is unconditional and absolute to pay to the Holder the principal of and interest on this Debenture as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein prevent the Holder (or its assigns) from exercising all remedies otherwise permitted by applicable law or this Debenture upon default, subject to the rights, if any, under this Section 3 of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of such remedy.

            3.6 The Holder irrevocably authorizes and empowers each holder of the Senior Indebtedness or such holder's representative to file, vote and prove all claims in any bankruptcy, dissolution, liquidation (or similar case or proceeding) with respect to the Company if such holder reasonably determines that the Holder will not timely file and prove such claim(s).

            4. Transfers or Exchanges; Restrictions on Transfer; Cancellation.

            4.1 Transfer or Exchange. Subject to any consent required hereby, the Holder of this Debenture, or of any Debenture or Debentures issued upon transfer or exchange of this Debenture or in substitution for this Debenture pursuant to the provisions of this Article 4 hereof, may surrender the same for transfer or exchange at an office or agency maintained by the Company for such purpose and, within a reasonable time thereafter and without expense (other than transfer taxes and other governmental charges, if any, the payment of which by the Holder shall have been established to the reasonable satisfaction of the Company), subject to having provided any consent required hereby, receive in exchange therefor one or more duly executed debentures dated as of the date to which interest has most recently been paid, and payable to such Person or Persons, all as may be designated by such Holder, for the same aggregate principal amount as the then unpaid principal amount of the Debenture so surrendered. Subject to having provided any consent required hereby, the Company covenants and agrees to take and cause to be taken all action reasonably necessary to effect such transfers and exchanges. The Company hereby designates as its office where the Debenture may be presented for transfer, redemption, conversion, or exchange, its principal office, which shall be initially at the address in the Notice section herein.

            No service charge shall be made before any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or


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transfer tax or other similar governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debenture.

            The Holder shall not transfer, sell, hypothecate, pledge or otherwise encumber this Debenture or any interest herein, whether by contract, dividend or other distribution or otherwise, without the prior written consent of the Company.

            4.2 Cancellation. If the Debenture is surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, it shall, if surrendered to the Company or any Paying Agent, be promptly cancelled by the Company, and no other debenture shall be issued in lieu thereof except as expressly permitted by any of the provisions contained herein.

            5. Default.

            5.1 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (as defined herein) (other than an Event of Default described in clause (4) or (5) of Section 8.1) occurs and is continuing, then and in every such case the Holder may declare the entire unpaid principal amount of the Debenture, together with all accrued but unpaid interest thereon, to be due and payable immediately by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. In the case of an Event of Default described in clause (4) or (5) of Section 8.1, the Debenture shall become due and payable immediately without any declaration or act on the part of the Holder.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained against the Company as hereinafter in this Article provided, the Holder by written notice to the Company, may rescind and annul such declaration and its consequences if:

            (1) the Company has paid or deposited with any Paying Agent a sum sufficient to pay

                  (A) all overdue installments of interest on the Debenture,

                  (B) the principal of and premium, if any, on the Debenture which have become due otherwise than by such declaration of acceleration, together with interest thereon at the rate borne by the Debenture,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Debenture,


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                  (D) Holder's reasonable costs of collection incurred as a
            result of the Event of Default giving rise to such declaration of acceleration;

            and

            (2) all Events of Default, other than the non-payment of the principal of the Debenture which has become due solely by such acceleration, have been cured or waived as provided in Section 8.7.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

            6. Consolidation, Merger, Conveyance or Other Transfer; Other Covenants

            6.1 Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation and shall not, directly or indirectly, sell, transfer, convey, lease or otherwise dispose of all or substantially all of its properties and assets to another Person unless:

            (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires such properties and assets shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an assumption agreement, the due and punctual payment of the principal of and interest on the Debenture and the performance of every material covenant contained herein on the part of the Company to be performed or observed; and

            (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

            6.2 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, transfer, conveyance, lease or other disposition of all or substantially all of the Company's properties and assets in accordance with
Section 6.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the terms of the Debenture with the same effect as if such successor corporation had been named as the Company herein and thereafter the Company shall be relieved and unconditionally released from all obligations under the Debenture.


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            6.3 Payment of Debenture. The Company shall duly and punctually pay the principal of and interest on the Debenture on the dates and in the manner provided in the Debenture. An installment of principal or interest shall be considered paid on the date due if the Paying Agent (other than a subsidiary or Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment; provided, that such Paying Agent is a bank or financial institution having a combined capital and surplus of at least $25 million.

            6.4 Corporate Existence. Except as otherwise permitted by Section
6.1 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the material rights (charter and statutory), licenses and franchises of the Company; provided that the Company shall not be required to preserve any such right, license or franchise, if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder.

            6.5 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before any penalty accrues thereon,
(i) all material taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and
(ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such material tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

            6.6 Maintenance of Office or Agency. The Company will maintain an office or agency where the Debentures may be presented or surrendered for payment, where the Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debenture may be served. The Company will give prompt written notice to the Holder of the location, and any change in the location, of such office or agency.

            6.7 Money for Security Payments to be Held in Trust. Whenever the Company shall use a Paying Agent, it will, prior to each due date of the principal of or any interest on the Debenture, deposit with the Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holder.


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            7. Conversion.

            7.1 Right to Convert. Subject to suspension as provided herein, and subject to and upon compliance with the provisions of this Debenture, the Holder shall have the right at its option, at any time and from time to time commencing on April 28, 1999 during normal business hours on any Business Day on or prior to the Principal Payment Date, to convert the principal amount of this Debenture, or any portion of such principal amount which is no less than $100,000 and is an integral multiple of $10,000, into that number of fully paid and non-assessable shares of the Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the Conversion Price (as defined herein), by surrender of the Debenture so to be converted in whole or in part in the manner provided in Section 7.2; provided, however, that notwithstanding the foregoing, in no event shall the Holder be entitled to convert all or any portion of the principal amount of this Debenture in accordance with this
Section 7.1 unless and until the entire principal balance of the Series A Subordinated Debenture due April 30, 2003 of the Company held by the Holder (the "Series A Debenture") has been converted by the Holder and the Series A Debenture (and any other debentures issued upon the transfer, split up, exchange of the Series A Debenture in accordance with the terms thereof) has been cancelled in full in accordance with the terms thereof. Any conversion following the satisfaction of this condition shall be converted at the Revised Conversion Price (as defined herein), as set forth in Section 7.5.

            7.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to the Debenture, the Holder shall surrender the Debenture, duly endorsed, at the Company's office which shall be initially at the address set forth in Section 11.1, accompanied by a signed written notice of conversion substantially in the form set forth in Exhibit 1 (the "Conversion Notice"), stating to the Company that the Holder elects to convert the Debenture or such portion thereof specified. Subject to any restrictions on transfer contained herein, (i) such notice shall also state the name or names (with address) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 7.7; and (ii) the Debenture surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name as the Holder of the Debenture, be duly endorsed by, or be accompanied by instruments of transfer in a form satisfactory to the Company duly executed by the Holder or its duly authorized attorney. The Common Stock issuable upon conversion of the Debenture in accordance herewith shall be subject to the same restrictions on transfer as the Debenture. A Holder is not entitled by reason of this Debenture to any rights of a holder of Common Stock (a "Shareholder") until such Holder has converted the Debenture to Common Stock, and only to the extent the Debenture is deemed to have been converted to Common Stock under this Article 7.


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            As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such Holder at the Company's office, which shall be initially at the address set forth in Section 11.1, a certificate or certificates representing the whole number of shares of Common Stock issuable upon the conversion of the Debenture or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in shares of Common Stock upon such conversion, as provided in Section 7.3. In case of any partial conversion, and subject to Article 4, the Company shall execute and deliver to the Holder without charge to such Holder, a new Debenture in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

            Each conversion shall be deemed to have been effected as to the Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 7.2 have been satisfied as to the Debenture (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Shareholder of record of the Common Stock represented thereby; provided, however, that any such surrender on any date when the share transfer books of the Company shall be closed shall be deemed to occur on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which the Debenture shall be surrendered. Notwithstanding anything to the contrary contained in the Debenture, AAC shall have no right to convert (or to force a conversion of) the Debenture into shares of Common Stock (it being understood that no conversion of the Debenture or any portion thereof shall constitute any such right).

            7.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Debenture or portion thereof. If any fractional shares otherwise would be issuable upon the conversion of the Debenture, the Company shall make an adjustment therefor in cash at the current market value thereof (calculated to the nearest 1/100 of a share) to the Holder. For these purposes, the current market value of Common Stock shall be the Closing Price (as defined herein) on the Trading Day (as defined herein) immediately preceding the day on which the Debenture (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 7.5(f).

            7.4 Conversion Price and Revised Conversion Price. The conversion price shall initially be $8.75 per share of Common Stock, subject to adjustment as provided in this Article 7 (as so adjusted from time to time, the "Conversion Price"). The revised conversion price shall initially be $10.00 per share of Common Stock, subject to adjustment as provided in this Article 7 (as so adjusted from time to time, the "Revised Conversion Price").


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            7.5 Adjustment of Conversion Price and Revised Conversion Price. The
Conversion Price shall be adjusted from time to time by the Company as follows, it being understood that all references in this Section 7.5 to adjustments in the Conversion Price shall apply equally to, and corresponding adjustments shall be made to, the Revised Conversion Price in accordance herewith:

            (a) Stock Dividends and Distributions. In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in Common Stock, the Conversion Price shall be multiplied by a dilution adjustment equal to a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 7.5(f)) fixed for determination of Shareholders of record entitled to receive such dividend or distribution and the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the aggregate number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 7.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (b) Right or Warrant Issuance. In case the Company shall, hereafter, issue rights, options or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in Section 7.5(f)) on the Record Date fixed for the determination of Shareholders entitled to receive such rights, options or warrants, the Conversion Price shall be multiplied by a dilution adjustment equal to a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price (which shall be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of such rights, options or warrants and dividing the product so obtained by the Current Market Price), and of which the denominator shall be the sum of the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of Shareholders entitled to receive such rights, options or warrants. To the extent that Common Stock is not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such


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      rights, options or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received for such rights, options or warrants, the value of such consideration if other than cash, to be determined in good faith by the Board of Directors.

            (c) Stock Splits. In case hereafter the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price adjustment contemplated by this Section 7.6(c) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination. Such adjustment shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (d) Distribution of Other Assets. In the case hereafter the Company
      (i) shall, by dividend or distribution to all holders of Common Stock of evidences of its indebtedness or other non-cash assets (excluding any dividends or distributions referred to in Section 7.5(a) above) or (ii) shall issue to all holders of Common Stock rights, options or warrants to subscribe for or purchase any of its Common Stock (other than rights, options or warrants referred to in Section 7.5(b) above) or other assets, and the value of which (such as in the case of contingent value rights) is calculated by reference to changes in the value of the Common Stock or any other reference, then, in each such case, the Conversion Price shall be multiplied by a dilution adjustment equal to a fraction of which the numerator shall be the Current Market Price less the fair market value as of the time the adjustment is effected of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or other assets or amount of value applicable to one share of Common Stock, and of which the denominator shall be the Current Market Price. If the distribution is not so paid or such rights, options or warrants are not exercised


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      then the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such distribution had not been declared or such right, option or warrant had not been issued.

            (e) Cash Dividends; Excess Purchase Payments. In case the Company shall hereafter, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 7.6 applies), or make an Excess Purchase Payment (as defined herein) in an aggregate amount that, combined together with the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution has been made, exceeds 10.0% of the product of the Current Market Price (determined as provided in Section 7.5(f)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Conversion Price shall be multiplied by a dilution adjustment equal to a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10.0% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion (or any portion thereof) the amount of cash such Holder would have received had such Holder converted the Debenture (or portion thereof) immediately prior to such Record Date. "Excess Purchase Payment" means the excess, if any, of (x) the cash or the value of all other consideration paid by the Company with respect to one share of Common Stock acquired in any share repurchase (excluding share repurchases by the Company effected in compliance with rule 10b-18 under the Securities Exchange Act of 1934, as amended) whether made by the Company in the open market, by private purchase by tender offer, by exchange offer or otherwise, over (y) the Current Market Price of the Common Stock. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (f) For purposes of this Section 7.5, the following terms shall have the meaning indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in the Board Resolutions.

                  (2) "Current Market Price" shall mean the average of the daily
            Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as defined herein) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a), (b), (c), (d) or (e) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same dilution adjustment by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a), (b), (c), (d) or (e) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the dilution adjustment by which the Conversion Price is so required to be adjusted as a result of such other event, and
            (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 7.5(d), whose determination shall be conclusive and described in the Board Resolutions) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution,
            (2) when used with respect to any subdivision or combination of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 7.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section
            7.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  (3) "fair market value" shall mean the amount, as determined in good faith by the Board of Directors, which a willing buyer would pay a willing seller in an arm's length transaction; provided, however, that for purposes of determining the adjustment pursuant to
            Section 7.6(d), the fair market value of any asset that is a publicly traded security upon distribution to holders of Common Stock shall be the average daily Closing Price of such security during the ten (10) consecutive Trading Days following such distribution.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or other national securities exchange, a day on which the New York Stock Exchange or other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (g) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7.5(a), (b), (c), (d) or (e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to Shareholders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

            (h) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 7.5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 7 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock. In addition, no adjustment in the Conversion Price shall be required in connection with the issuance of options or Common Stock pursuant to an employee stock option plan adopted by the Board of Directors.

            (i) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price showing in reasonable detail the facts upon which such adjustment is based and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder within twenty
      (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (j) In any case in which this Section 7.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of the Debenture converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 7.3.

            (k) For purposes of this Section 7.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

            7.6 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which Shareholders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute a supplemental Debenture providing that such Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Debenture (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert the Debenture) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing shares"), then for the purposes of this Section 7.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental Debenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the shares or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental Debenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary.

            The Company shall cause notice of the execution of such supplemental Debenture to be mailed to the Holder within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental Debenture.

            The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

            If this Section 7.6 applies to any event or occurrence, Section 7.5 shall not apply to such event or occurrence.

            7.7 Taxes on Shares Issued. The issue of share certificates on conversions of the Debenture shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the Holder of the Debenture converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            7.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall reserve, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in treasury, a sufficient number of shares of Common Stock to provide for the conversion of the Debenture from time to time as the Debenture is presented for conversion.

            Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of the Debenture, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Stock at such adjusted Conversion Price.

            The Company covenants that all Common Stock issued upon conversion of the Debenture will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

            7.9 Adjustments in the Event of Special Conversion of Series A Subordinated Debentures. Notwithstanding anything to the contrary contained herein, in the event that the Holder, pursuant to Section 7.1(b)(i) of the Series A Debenture, converts all of the principal amount of the Series A Debenture into shares of Common Stock (or other shares of stock or securities into which the Series A Debenture is then convertible in accordance with the terms thereof), then upon delivery by the Company to the Holder of the Special Conversion Shares (as defined in Section 7.1 of the Series A Debenture) with respect to such conversion pursuant to Section 7.1(b)(i) of the Series A Debenture (the "Special Conversion Effective Time"), (i) the Interest Rate hereunder shall be adjusted upward to a rate equal to two times the Interest Rate in effect immediately prior to the Special Conversion Effective Time, and all references herein to the "Interest Rate" shall thereafter be deemed to refer to such adjusted Interest Rate, and (ii) the Conversion Price in effect hereunder shall be deemed to be the Revised Conversion Price, subject to further adjustment from time to time as provided herein, and all references herein to "Conversion Price" shall thereafter be deemed to refer to such Revised Conversion Price, as so adjusted from time to time.

            7.10 Change of Control Put. In the event of a Change of Control (as defined herein), the Company hereby grants to the Holder the right, exercisable during the period commencing upon such Change of Control and terminating on the date 90 days after the Holder receives notice of such Change of Control, to require the Company to purchase all or any portion that is an integral multiple of $1,000,000 of the principal amount of the Debenture then owned by the Holder, upon written notice (the "Put Notice") by the Holder to the Company of exercise of such right specifying the principal amount of the Debenture with respect to which the Holder is exercising such right. The consideration to be paid for such portion of the principal amount shall equal the principal amount of the Debenture to be repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase and shall be paid by the Company within 60 days of receipt of the Put Notice. A "Change of Control" shall be deemed to have occurred in the event of either (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors, other than any such acquisition by the Company, any subsidiary of the Company or any employee benefit plan of the Company; or (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction and (b) a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock).

            8. Events of Default and Remedies.

            8.1 Events of Default. "Event of Default", wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) default in the payment of any interest upon the Debenture when it becomes due and payable, and continuance of such default for a period of 30 days; or

            (2) default in the payment of the principal of the Debenture at its Maturity; or

            (3) the failure of the Company to issue shares of Common Stock of the Company upon conversion of this Debenture or any portion thereof pursuant to the terms of this Debenture within 60 days of receipt by the Company from the Holder of a duly executed Conversion Notice with respect to such conversion, together with all other documents and instruments reasonably requested by the Company in connection with such conversion; or

            (4) default in the performance, or breach, of any covenant or warranty of the Company contained in the Debenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Holder a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or the entry of an order for relief in any case or proceeding for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

            (6) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property; or

            (7) a default under any indebtedness for money borrowed by the Company or any subsidiary if (A) such default either (1) results from the failure to pay the principal of any such indebtedness at its stated maturity or (2) relates to an obligation other than the obligation to pay the principal of such indebtedness at its stated maturity and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (B) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated maturity or the maturity of which has been so accelerated, aggregates $15 million or more at any one time outstanding ($10 million at any time prior to the completion by the Company of an initial public offering raising proceeds of at least $60 million) and (C) such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 30 days after written notice; or

            (8) the failure of the Company to purchase the principal amount of this Debenture specified in the Put Notice in accordance with Section 7.10 hereof in the event of a Change of Control.

            8.2 Restoration of Rights and Remedies. If the Holder has instituted any proceeding to enforce any right or remedy under the Debenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case the Company and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

            8.3 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            8.4 Delay or Omission Not Waiver. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article 8 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by any such Holder, as the case may be.

            8.5 Waiver of Past Defaults. The Holder may waive any past default hereunder and its consequences. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Debenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any such waiver shall be in writing to be effective. There shall be no implied waivers of any kind.

            8.6 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Debenture; and the Company, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

            9.1 Amendments, Supplements and Waivers. The Company, when authorized by a Board Resolution, at any time and from time to time, may amend or supplement this Debenture without notice to or consent of the Holder for any of the following purposes:

            (1) to evidence the succession of another corporation to the Company, solely in accordance with the terms herein, and the assumption by any such successor of the covenants of the Company herein contained; or

            (2) to add to the covenants of the Company or to add Events of Default, for the benefit of the Holder, or to surrender any right or power herein conferred upon the Company; or

            (3) to modify the Conversion Price as specifically provided in
      Article 7.

            9.2 Effect of Supplement or Amendment. Upon the execution of any supplement or amendment properly adopted under this Article, the Debenture shall be modified in accordance therewith, and such supplement or amendment shall form a part of the Debenture for all purposes; and every Holder shall be bound thereby.

            10. Certain Definitions.

            For all purposes of the Debenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

            (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

            "Board Resolutions" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

            "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law or executive order to close.

            "Common Stock" means shares of the common stock of AAC at $.01 par value per share.

            "Company" means Asset Alliance Corporation, a corporation duly organized and existing under the laws of the State of Delaware named as the "Company" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of the Debenture, and thereafter "Company" shall mean such successor entity.

            "Interest Period" shall mean the period beginning on and including the Debenture issue date and ending on and including each October 31 and April 30 thereafter until repayment.

            "Maturity" when used with respect to the Debenture means the date on which the principal of the Debenture becomes due and payable as therein or herein provided, whether on the Principal Payment Date or by declaration of acceleration or otherwise.

            "Paying Agent" means any Person (other than the Company) authorized by the Company to pay the principal of or interest on the Debenture on behalf of the Company, which may include any subsidiary or Affiliate of the Company.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

            11. Miscellaneous.

            11.1 Notices. Except as otherwise expressly provided for herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereinafter specify for the purpose (in the case of the Company, by notice in accordance herewith to the Holder or, in the case of the Holder, by notice in accordance herewith to the Company). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and written confirmation of transmission is received or, (ii) if given by mail, 36 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified in this Section 11.1. Notices shall be addressed as follows:

            if to the Company:

                  Asset Alliance Corporation
                  800 Third Avenue, 16th Floor
                  New York, New York  10022
                  Attn:  Arnold Mintz or Bruce Lipnick
                  Facsimile No.:  (212) 207-8785
                  with a copy to:

                  Thomas A. DeCapo
                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Beacon Street, 31st Floor
                  Boston, Massachusetts  02108
                  Facsimile No.:  (617) 573-4822

            if to the Holder:

                  JMG Capital Management, Inc.
                  1999 Avenue of the Stars
                  Suite 2530
                  Los Angeles, California 90067
                  Attn:  Jonathan M. Glaser
                  Facsimile No.:  (310) 201-2759

            If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

            11.2 Successors. All agreements of the Company in the Debenture shall bind its respective successors.

            11.3 Delaware Law. THE DEBENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

            11.4 Separability. In case any provision in the Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as of the date first above written.

                                    ASSET ALLIANCE CORPORATION


                                    By: ________________________________
                                        Name: Arnold L. Mintz
                                        Title: Executive Vice President

Attest:


By: _________________________
     Name: Jeffrey Moses

                                                                       Exhibit 1

                                CONVERSION NOTICE

      The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert this Debenture or any portion of such principal amount which is no less than $100,000 and is an integral multiple of $10,000, into shares of Common Stock in accordance with the terms of this Debenture, and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share and any Debenture(s) representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Debenture(s) are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: _________________________    ___________________________________
                                    Signature

If shares are to be registered in
the name of and delivered to a
Person other than the Holder,
please print such Person's name
and address:                        Please print name and address of Holder:

________________________________    ___________________________________
Name                                Name

________________________________    ___________________________________
Address                             Address

________________________________    ___________________________________


________________________________    ___________________________________
Social Security or other Taxpayer   Social Security or other Taxpayer
Identification Number, if any       Identification Number, if any


                                       I-1